Tompkins Financial Corporation 8-K

Exhibit 99.2

For more information contact:
Stephen S. Romaine, President & CEO
Francis M. Fetsko, CFO
Tompkins Financial Corporation  607.273.3210

For Immediate Release
Friday, January 25, 2013

Tompkins Financial Corporation
Declares Cash Dividend

ITHACA, NY - Tompkins Financial Corporation (TMP – NYSE Amex)

Tompkins Financial Corporation announced today that its Board of Directors approved payment of a regular quarterly cash dividend of $0.38 per share, payable on February 15, 2013, to common shareholders of record on February 4, 2013.

Tompkins Financial Corporation is a financial services company with $4.8 billion in assets serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania.  Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Trust Company, The Bank of Castile, Mahopac National Bank, VIST Bank, Tompkins Insurance Agencies, Inc., and Tompkins Financial Advisors.  For more information on Tompkins Financial, visit www.tompkinsfinancial.com.